Exhibit 99.1

                  Hercules Technology Growth Capital
      Expands Credit Facility, by $100 Million, to $250 Million

     New securitized credit facility with Deutsche Bank to further bolster the Company's balance sheet

    PALO ALTO, Calif.--(BUSINESS WIRE)--May 3, 2007--Hercules Technology Growth Capital, Inc. (NASDAQ: HTGC), a leading specialty finance company providing growth capital to venture capital and private equity backed technology and life science companies, today announced that Deutsche Bank has joined its existing warehouse credit facility with Citigroup, with a $100 million securitized credit facility commitment. The increased facility, which was entered into with a wholly owned affiliate of Hercules, expands the total credit available to Hercules to $250 million.

    The increased credit facility will be used to strengthen the company's balance sheet, as well as make portfolio investments in technology and life science companies at all stages of development, including post IPO or later stage opportunities.

    Citigroup recently amended its $150 million facility with Hercules to bring in Deutsche Bank, extend its term to May 1, 2008, and reduce the borrowing rate to Libor plus 120 basis points. Together with Citigroup, Hercules has a total of $250 million of debt financing availability.

    "The addition of Deutsche Bank to our existing credit facility with Citigroup brings together two of the most respected financing partners to help support our future capital needs as we grow our balance sheet," said Manuel A. Henriquez, chairman and chief executive officer. "This expanded credit facility gives us the ability to continue to invest in portfolio companies, expand our warrant portfolio, and deliver returns to investors. We now have established relationships with the dominant lenders in our field, and are well positioned to take advantage of robust market conditions."

    Complete transaction documents for the Deutsche Bank credit facility can be reviewed in the Company's current 8-K report filed with the Securities and Exchange Commission.

    About Hercules Technology Growth Capital:

    Founded in December 2003, Hercules Technology Growth Capital, Inc. is a NASDAQ traded specialty finance company providing debt and equity growth capital to technology-related companies at all stages of development. The Company primarily finances privately-held companies backed by leading venture capital and private equity firms and also may finance certain publicly-traded companies. Hercules' strategy is to evaluate and invest in a broad range of ventures active in technology and life science industries and to offer a full suite of growth capital products up and down the capital structure to prospective clients ranging from early-stage growth to expansion stage companies. The Company's investments are originated through its principal office located in Silicon Valley, as well as additional offices in the Boston, Boulder and Chicago areas. Providing capital to publicly-traded or privately-held companies backed by leading venture capital and private equity firms involves a high degree of credit risk and may result in potential losses of capital.

    For more information, please visit www.HTGC.com. Companies interested in learning more about financing opportunities should contact info@HTGC.com, or call 650.289.3060.

    Forward-Looking Statements:

    The statements contained in this release that are not purely historical are forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to uncertainties and other factors that could cause actual results to differ materially from those expressed in the forward-looking statements including, without limitation, the risks, uncertainties and other factors we identify from time to time in our filings with the Securities and Exchange Commission. Although we believe that the assumptions on which these forward-looking statements are reasonable, any of those assumptions could prove to be inaccurate and, as a result, the forward-looking statements based on those assumptions also could be incorrect. You should not place undue reliance on these forward-looking statements. The forward-looking statements contained in this release are made as of the date hereof, and Hercules assumes no obligation to update the forward-looking statements for subsequent events.

    CONTACT: Hercules Technology Growth Capital, Inc.
             Main, (650) 289-3060
             info@htgc.com
             or
             David Lund (650) 289-3077
             dlund@htgc.com